As filed with the Securities and Exchange Commission on July 13, 2007

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                             NEXTWAVE WIRELESS INC.
             (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                                     20-5361360
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                             12670 HIGH BLUFF DRIVE
                               SAN DIEGO, CA 92130

                    (Address of Principal Executive Offices)


                   IPWIRELESS, INC. EMPLOYEE STOCK BONUS PLAN

                              (Full Title of Plan)


                                 FRANK A. CASSOU
    EXECUTIVE VICE PRESIDENT - CORPORATE DEVELOPMENT AND CHIEF LEGAL COUNSEL
                             12670 HIGH BLUFF DRIVE
                               SAN DIEGO, CA 92130
                                 (858) 480-3100

                      (Name, Address, and Telephone Number,
                   Including Area Code, of Agent For Service)
           ----------------------------------------------------------
                                   Copies to:
                             MARITA A. MAKINEN, ESQ.
                            WEIL GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                 (212) 310-8000


                         CALCULATION OF REGISTRATION FEE
                                         Proposed       Proposed
Title of                                 Maximum        Maximum
Each Clas                Amount          Offering       Aggregate   Amount of
of Securities            to be           Price          Offering    Registration
to be Registered         Registered(1)   Per Share(2)   Price(2)    Fee(2)
--------------------------------------------------------------------------------
Common stock, $0.001     902,062          $7.76        $7,000,000     $214.90
par value per share
================================================================================
(1) The securities to be registered are issuable under the IPWireless, Inc. Employee Stock Bonus Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from recapitalizations, stock splits, stock dividends or similar transactions.

(2) In accordance with Rules 457(h) and 457(c) of the Securities Act of 1933, the registration fee is based upon the average of the high and low prices of NextWave Wireless Inc. shares of common stock, per value $0.001 per share, reported by the Nasdaq Global Market, as of July 9, 2007.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.     PLAN INFORMATION*

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to
Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            NextWave Wireless Inc. (the "Company") hereby incorporates by reference into this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

      o The Company's Annual Report on Form 10-K for the year ended December 30, 2006, filed on March 30, 2007;

      o The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, filed on May 15, 2007; and

      o The Company's Current Reports on Form 8-K filed on January 3, 2007, March 26, 2007, April 12, 2007, May 8, 2007, May 18, 2007 and May
            23, 2007, and

      o The description of the Company's common stock contained in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed on April 23, 2007 (Registration No. 333-139440).

            All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment hereto, which indicates that all securities hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Copies of these documents are not required to be filed with this registration statement, and nothing in this registration statement shall be deemed to incorporate information furnished but not filed with the Commission.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the Delaware General Corporation Law ("DGCL") permits registrant's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit, or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee, or agent of us, or serving or having served, at our request, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

            Paragraph A of Article VII of the amended and restated certificate of incorporation of the registrant provides, in part, as follows:

            A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

            Paragraph B of Article VII of the amended and restated certificate of incorporation of the registrant provides, in part, as follows:

            Each person who is or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL against all expense, liability and loss (including attorneys' fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by such person in connection therewith if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action or proceeding had no reasonable cause to believe the person's conduct was unlawful, and such indemnification shall continue as to a person who has ceased to be a director or officer; provided, however, that, except as provided in the paragraph immediately below, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the Company. The right to indemnification so conferred shall include the right to be paid by the Company for any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise.

            If such a claim is not paid in full by the Company within twenty days after a written claim, including any required undertaking, has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            Pursuant to Section 102(b)(7) of the DGCL, a director or officer will be liable for any act or omission (i) not performed or omitted in good faith or which such person did not reasonably believe to be in registrant's best interests or which involved intentional misconduct or knowing violation of the law or (ii) from which such person received an improper personal benefit. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

 EXHIBIT NO.      DESCRIPTION
 -----------      -----------

      4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4/A filed on November 7, 2006).

      4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4/A filed on November 7, 2006).

      5.1 Opinion of Weil, Gotshal & Manges LLP as to the legality of the shares being registered (filed herewith).

      23.1 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).

      23.2 Consent of Weil, Gotshal & Manges LLP (included in its opinion which appears as Exhibit 5.1 to this Registration Statement).

      24          Power of Attorney (included on signature page).

      99.1        IPWireless, Inc. Employee Stock Bonus Plan (filed herewith).


ITEM 9.     UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on this 13th day of July, 2007.

                                          NEXTWAVE WIRELESS INC.
                                          (REGISTRANT)

                                          By:  /s/  Frank A. Cassou
                                              ---------------------------------
                                              Frank A. Cassou
                                              Executive Vice President -
                                              Corporate Development and
                                              Chief Legal Counsel, Secretary


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Frank A. Cassou, George C. Alex and Roseann Rustici, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                      Title                               Date
---------                      -----                               ----

                               Chairman of the Board of            July 13, 2007
                               Directors, Chief Executive
/s/  Allen Salmasi             Officer and President
---------------------------
Allen Salmasi                  (Principal Executive Officer)



                               Executive Vice President -          July 13, 2007
/s/  George C. Alex            Chief Financial Officer
---------------------------
George C. Alex                 (Principal Financial Officer)



                               Executive Vice President -          July 13, 2007
/s/  Francis J. Harding        Chief Accounting Officer
---------------------------
Francis J. Harding             (Principal Accounting Officer)



/s/  James C. Brailean         Director                            July 13, 2007
---------------------------
James C. Brailean



/s/  William Jones             Director                            July 13, 2007
---------------------------
William Jones



/s/  Douglas F. Manchester     Director                            July 13, 2007
---------------------------
Douglas F. Manchester



                               Director
---------------------------
Jack Rosen



/s/  Robert T. Symington       Director                            July 13, 2007
---------------------------
Robert T. Symington



/s/  William H. Webster        Director                            July 13, 2007
---------------------------
William H. Webster

                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION
-----------       -----------

    4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4/A filed on November 7, 2006).

    4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4/A filed on November 7, 2006).

    5.1 Opinion of Weil, Gotshal & Manges LLP as to the legality of the shares being registered (filed herewith).

    23.1 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).

    23.2 Consent of Weil, Gotshal & Manges LLP (included in its opinion which appears as Exhibit 5.1 to this Registration Statement).

    24            Power of Attorney (included on signature page).

    99.1          IPWireless, Inc. Employee Stock Bonus Plan (filed herewith).